UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2009 (May 13, 2009)

Anthracite Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-3333

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    On May 13, 2009, the Company’s Board of Directors amended and restated the Company’s bylaws, effective May 13, 2009. The amendments were effected in connection with the Company’s restructuring of its secured credit facilities and related to Article III, Article IV and Article XIII of the bylaws. The amendments, among other things, require the unanimous written consent of the Company’s independent directors to take certain actions as described below.

The amendments amend and restate Article III, Section 2 to read:

“Section 2. UNAFFILIATED MAJORITY; INDEPENDENT DIRECTORS. A majority of the members of the Board of Directors, or any committee of the Board of Directors, shall at all times after the first annual meeting of stockholders be Unaffiliated Directors. At least one member of the Board of Directors shall at all times be an Independent Director (as hereinafter defined).”

The amendments add Section 22 to Article III:

“Section 22. MATTERS REQUIRING APPROVAL OF INDEPENDENT DIRECTORS. The prior unanimous written consent of all Independent Directors (as defined below) of the Corporation shall be required for the Corporation or a subsidiary thereof to (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Corporation or a subsidiary thereof or for a substantial part of the assets of the Corporation or a subsidiary thereof, (d) file an answer admitting the material allegations of a petition filed against the Corporation or a subsidiary thereof in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) take any action for the purpose of effecting any of the foregoing.

As used herein, ‘Independent Director’ means a director meeting the criteria for an ‘independent director’ as set forth in NYSE, Inc., Listed Company Manual § 303(A) (or such successor regulation or standard); provided that, references to ‘the company’ therein shall include BlackRock Financial Management, Inc. and its Affiliates.”

The amendments delete the chairman of the board and vice chairman of the board from the list of officers of the Company in Article IV, Section 1.

The amendments add a proviso to the end Article XIII. Article XIII, as amended and restated by the amendments, reads:

“ARTICLE XIII

AMENDMENT OF BYLAWS

In accordance with the Corporation’s Articles of Incorporation, these Bylaws may be repealed, altered, amended or rescinded by the stockholders of the Corporation only by vote of not less than two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment or rescission is included in the notice of such meeting); provided, however, that without the approval of stockholders of the Corporation, the Board of Directors may amend these Bylaws to make any change necessary or, in the opinion of the Board of Directors, advisable to comply with changes in the Code imposing additional or different transfer restrictions on stockholders of any entity seeking to qualify as a REIT. In addition, except as otherwise provided in the Corporation’s Articles of Incorporation and in these Bylaws, the Board of Directors may repeal, alter, amend or rescind these Bylaws by vote of a majority of the Board of Directors at a meeting held in accordance with the provisions of these Bylaws; provided, however, that Sections 19 and 20 of Article III hereof may be repealed, altered, amended or rescinded only by a majority of the Unaffiliated Directors; provided further that the last sentence of Section 2 of Article III and all of Section 22 of Article III may be repealed, altered, amended or rescinded only by the unanimous consent of the Independent Directors.”

A copy of the Amended and Restated Bylaws of the Company, effective May 13, 2009, is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
3.1	Amended and Restated Bylaws, effective May 13, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ Richard M. Shea
Name:	Richard M. Shea
Title:	President and Chief Operating Officer

Dated: May 19, 2009